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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 31, 2005, with respect to the consolidated financial statements of Enogex Arkansas Pipeline Corporation at December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004, included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-130999) and related Prospectus of Atlas Pipeline Holdings, L.P. for the registration of 3,600,000 units of its common units.


                                                /s/ Ernst & Young LLP


Oklahoma City, Oklahoma
June 23, 2006